Exhibit 99.B(d)(1)(iv)

SCHEDULE A

(to the Investment Advisory Agreement between Pacific Funds Series Trust and Pacific Life Fund Advisors LLC)

Fund	Annual Investment Advisory Fee
(as a percentage of average daily net assets)
Pacific FundsSM Portfolio Optimization Conservative	0.20%
Pacific FundsSM Portfolio Optimization Moderate- Conservative	0.20%
Pacific FundsSM Portfolio Optimization Moderate	0.20%
Pacific FundsSM Portfolio Optimization Growth	0.20%
Pacific FundsSM Portfolio Optimization Aggressive-Growth	0.20%
Pacific FundsSM Core Income	0.50%
Pacific FundsSM Floating Rate Income	0.65%
Pacific FundsSM High Income	0.60%
Pacific FundsSM Short Duration Income	0.40%
Pacific FundsSM Strategic Income	0.60%
Pacific FundsSM Small/Mid-Cap	0.75%
Pacific FundsSM Small-Cap	0.75%
Pacific FundsSM Small-Cap Value	0.75%
Pacific FundsSM Ultra Short Income	0.25%
Pacific FundsSM ESG Core Bond	0.38%
PF Small-Cap Value Fund	0.75%
PF Emerging Markets Fund	0.80%
PF Small-Cap Growth Fund	0.60%
PF International Value Fund	0.65%
PF Large-Cap Value Fund	0.65%
PF Short Duration Bond Fund	0.40%
PF Growth Fund	0.55%
PF International Growth Fund (formerly named PF International Large-Cap Fund)	0.85%
PF International Small-Cap Fund	0.85%
PF Managed Bond Fund	0.40%
PF Inflation Managed Fund	0.40%
PF Real Estate Fund	0.90%
PF Emerging Markets Debt Fund	0.785%
PF Multi-Asset Fund[1]	0.35%

Effective: November 1, 2021

IN WITNESS WHEREOF, the parties hereto have caused this Schedule to be executed by their officers designated below to be effective on the Effective Date written above.

PACIFIC LIFE FUND ADVISORS LLC

By:	/s/ Howard T. Hirakawa
Name: Howard T. Hirakawa
Title: Senior Vice President

PACIFIC FUNDS SERIES TRUST

By:	/s/ Howard T. Hirakawa
Name: Howard T. Hirakawa
Title: Senior Vice President

1 The advisory fees for the PF Multi-Asset Fund compensate PLFA for providing investment advisory and management services, except asset allocation investment advisory and management services, to these Funds. PLFA is compensated for asset allocation investment advisory and management services at the Pacific Funds Portfolio Optimization Funds level, through the advisory fee for each Portfolio Optimization Fund listed in this Schedule A. The Pacific Funds Portfolio Optimization Funds may invest in the PF Multi-Asset Fund.